UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	68-0533453 (I.R.S. Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of Principal Executive Offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Series A Preferred Stock Purchase Rights	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of Registrant’s Securities to be Registered.

A description of the Series A Junior Participating Preferred Stock, par value $0.0001 per share, of Sunshine Heart, Inc. (the “Company”) is set forth under Item 3.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 14, 2013, which description is incorporated herein by reference.

Item 2.                                                         Exhibits.

Exhibit	Description
3.1

Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Sunshine Heart, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on June 14, 2013).

4.1

Rights Agreement dated June 14, 2013 by and between Sunshine Heart, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 14, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 14, 2013	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY S. MATHIESEN
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1

Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Sunshine Heart, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on June 14, 2013).

4.1

Rights Agreement dated June 14, 2013 by and between Sunshine Heart, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 14, 2013).